Exhibit (8)(m)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 31st day of October, 2011, by and among PIMCO Variable Insurance Trust (“PVIT”), Pacific Investment Management Company LLC (“PIMCO”), PIMCO Investments LLC (“PI”) and Great-West Life & Annuity Insurance Company (“Great-West”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, PVIT, PIMCO, Great-West, Allianz Global Investors Distributors LLC, f/k/a PIMCO Funds Distributors LLC (“AGID”) and Charles Schwab & Co., Inc. (“Schwab”) entered into a Fund Participation Agreement dated September 18th, 2002, as amended, (the “Agreement”); and

WHEREAS, all of AGID’s rights, titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through a Novation of and Amendment to Participation Agreement dated February 1, 2011 by and among AGID, PI, PIMCO, PVIT and Great-West; and

WHEREAS, the Parties acknowledge that the Agreement was amended on February 10, 2006 to remove Schwab from the Agreement and transfer all of Schwab’s rights, titles and interests and duties, liabilities and obligations under the Agreement to Great-West; and

WHEREAS, the Parties desire to add additional Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.

The first paragraph of the Agreement is hereby amended to remove the reference to Great-West’s “Separate Account Variable Annuity-1 Series Account (the “Account”)” and insert in its place Great-West’s “separate accounts described in Schedule A (individually and collectively, the “Account”)”; and

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	The ninth paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Account Variable Annuity-1 Series Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on July 24, 1995, under the insurance laws of the State of Colorado; and the Account Variable Annuity-2 Series Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on June 25, 2009, under the insurance laws of the State of Colorado; each to set aside and invest assets attributable to the Contracts; and”; and

5.	All other provisions of the Agreement shall remain in full force and effect.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 31st day of October, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 11/3/11

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer,

By:	/s/ (illegible)
Name: (illegible)
Title: SVP
Date: 11/15/11

PACIFIC INVESTMENT MANAGEMENT COMPANY LCC

By its authorized officer,

By:	/s/ Jonathan D. Short
Name: Jonathan D. Short

Title: Head of U.S. Global Wealth Management

Date: 11/15/11

PIMCO INVESTMENTS LLC

By its authorized officer,

By:	/s/ Jonathan D. Short
Name: Jonathan D. Short
Title: Chairman
Date: 11/15/11

SCHEDULE A

Separate Accounts and Contracts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Contracts:

For Variable Annuity-1 Series Account: J-434 & J-444

For Variable Annuity-2 Series Account: J-555

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.

5